Exhibit 10.3

CALIFORNIA PIZZA KITCHEN, INC.

AMENDMENT NO. 1

TO

NON-QUALIFIED STOCK OPTION AGREEMENT

This AMENDMENT NO. 1 (this “Amendment”) dated November 18, 2005 to that certain Non-Qualified Stock Option Agreement (the “Agreement”) between California Pizza Kitchen, Inc. (the “Company”) and Karen Settlemyer (“Optionee”) dated November 2, 1999 (the “Effective Date”) is effective as of the Effective Date.

RECITALS

WHEREAS, a difference of views has arisen with regard to the “Expiration Date,” as that term is defined in the Agreement; and

WHEREAS, the parties wish to resolve the difference of views in an amicable fashion.

AMENDMENT

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which the parties hereto acknowledge, the Company and Optionee hereby agree as follows:

1. Amendment. Section 1.7(c) of the Agreement is hereby deleted in its entirety. Section 1.7(d) is hereby renumbered as Section 1.7(c).

2. Express Changes Only. Except as modified by this Amendment, the Agreement shall remain unchanged and shall remain in full force and effect.

3. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of California without giving effect to principles of conflicts of laws thereof.

IN WITNESS WHEREOF, the parties have caused this Amendment No. 1 to be duly executed as of the date first written above.

CALIFORNIA PIZZA KITCHEN, INC.
a Delaware corporation

By:	/s/ Susan M. Collyns
Susan M. Collyns
Chief Financial Officer

/s/ Karen Settlemyer
KAREN SETTLEMYER